UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


                        Date of Report: January 19, 2005
                Date of earliest event reported: January 19, 2005


                             OPUS COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)


                                      Texas
                 (State or other jurisdiction of incorporation)

         000-32845                                    75-2668876
(Commission File Number)                   (IRS Employer Identification Number)


          811 S. Central Expressway, Suite 210, Richardson, Texas 75080
                    (Address of principal executive offices)


                                 (972) 644-9991
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01         Regulation FD Disclosure.

         On January 19, 2005, Opus Communities, Inc. (the "Company") issued a press release that is attached hereto as an exhibit.

Item 9.01         Financial Statements and Exhibits

         The Exhibit Index preceding the exhibits is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 19th day of January 2005.

                                    Opus Communities, Inc.


                                    By: /s/ Carl Fleming
                                    -------------------------------------------
                                    Carl Fleming, Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.        Page     Description of Exhibit
----------         -----    -----------------------

   99               4       January 19, 2005 Press Release



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                                                                      EXHIBIT 99

OPUS COMMUNITIES, INC. ANNOUNCES LETTER OF INTENT TO ACQUIRE BRAZOS RESOURCES, INC.

Dallas, Texas: January 19, 2005, OPUS Communities, Inc. (Pink Sheet Symbol:
OPUC.PK), announced today that it has entered into a Letter of Intent with the principal shareholders of Brazos Resources, Inc. a Nevada corporation, for the purpose of acquiring all of the issued and outstanding shares of Brazos Resources, Inc. "By diversifying our investment portfolio, Opus Communities will reap the rewards from two economic sectors, real estate will always be a solid investment opportunity but when you hedge real estate speculation by owning a portion of the energy sector we have a diversified investment opportunity that should enjoy growth even in the current economic environment" stated Carl Fleming, President of Opus Communities, Inc.

Brazos Resources, Inc. has as its primary asset an Oil, Gas and Mineral Lease further described as 320 acres - W/2 of Section 35, Block V, abstract No. 677, T&P. Ry.Co. Survey, Fisher and Kent Counties, Texas. The Lease is within the Barbara Moore Noodle Creek (Wolfcamp) Oil Field of Fisher County, Texas. Currently plugged and abandoned, Texas Railroad Commission records indicate that 35,479 barrels of oil were produced from the Lease before Abandonment in 1968 when the field was shut in due to economic conditions from low oil and gas prices. Management knows, after careful consideration, that the potential revenues to be derived from this shut in well make the acquisition extremely attractive due to the proven reserve value.

Upon completion of the intended acquisition, Brazos Resources, Inc. will operate as a wholly owned subsidiary of Opus Communities, Inc.

The field today has a proven undeveloped oil reserves in excess of 348,000 barrels of oil. Total field reserves are estimated to be in excess of 8.0 million barrels of oil and 7.0 billion cubic feet of natural gas according to a 2004 report provided by Devon Petroleum Consultants.

Opus Communities, Inc. President Mr. Carl Fleming states "This acquisition is the first step towards accomplishing the goals and objectives of the company to become an explorer of low risk, high potential resource properties with the ability of adding significant shareholder value for the future. Very few investment opportunities in today's market allow an investor to participate in true diversification where we are separating the risk associated with investing by sharing in two completely diverse sectors."

This news release contains information that is "forward-looking" in that it describes events and conditions, which Opus Communities, Inc. ("OPUC.PK") reasonably expects to occur in the future. Expectations for the future performance of the business of OPUC.PK are dependent upon a number of factors, and there can be no assurance that OPUC.PK will achieve the results as contemplated herein and there can be no assurance that OPUC.PK will be able to conduct its operations or production from its properties will result from or continue as contemplated herein. Certain statements contained in this report using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond the Company's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. OPUC.PK disclaims any obligation to update any Forward-Looking Statement herein.


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